SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12


                            POST PROPERTIES, INC.
               (Name Of Registrant As Specified In Its Charter)

                                JOHN A. WILLIAMS
                                  ROY E. BARNES
                             FRANCIS L. BRYANT, JR.
                                 PAUL J. DOLINOY
                                THOMAS J.A. LAVIN
                                GEORGE R. PUSKAR
                                EDWARD LOWENTHAL
                                 CRAIG G. VOUGHT
                             WILLIAM A. PARKER, JR.
                                   J.C. SHAW
   (Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)


Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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   (5) Total fee paid:

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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   (3) Filing Party:
   (4) Date Filed:

GEORGE R. PUSKAR               EDWARD LOWENTHAL               JOHN A. WILLIAMS


               YOU DESERVE A NEW BOARD YOU CAN TRUST TO SEEK TO
                      MAXIMIZE SHAREHOLDER VALUE TODAY.
                          DON'T RISK THE STATUS QUO.


                                                                  May 15, 2003

Dear Post Properties Shareholder:

  VOTE THE GOLD PROXY CARD FOR OUR              DON'T RISK RE-ELECTING INCUMBENT
  SLATE OF INDEPENDENT DIRECTORS:               DIRECTORS AND MANAGEMENT:

  VOTE FOR:                                     DON'T RISK:

   A commitment to pursue immediately a sale    Losing the takeover premium in
   of the company while market conditions are   Post shares and a decline in the
   favorable                                    stock price

   Taking advantage of current conditions to    Possible adverse movement in
   maximize value: low capitalization and       capitalization and interest
   interest rates and high demand for           rates, further decline in FFO,
   multifamily real estate                      further dividend reductions and
                                                erosion of shareholder value

   Pursuing a process to provide due diligence Re-electing a Board that failed information to all interested and qualified to pursue GID's fully funded bidders offer and believes this is not a good time to pursue a sale of the company

   A team with decades of multifamily real      A team with limited multifamily
   estate and financial experience, and         real estateexperience and little
   significant experience selling public real   experience in running public
   estate companies for the benefit of all      companies
   shareholders


                      TIME IS SHORT. THE CHOICE IS YOURS

    We urge you to act promptly and vote your GOLD proxy today. Only the latest dated vote will be counted at the meeting.

  THE INCUMBENT DIRECTORS HAVE TRIED TO CREATE A SMOKESCREEN OF SIDE ISSUES
         TO DISTRACT YOU FROM THE REAL ISSUES IN THIS PROXY CONTEST.

                 HERE ARE MORE KEY FACTS YOU SHOULD CONSIDER
                               BEFORE YOU VOTE:

    THIS PROXY CONTEST IS NOT ABOUT JOHN WILLIAMS, AS POST WOULD LEAD YOU TO BELIEVE.

    THE FACT IS John Williams will not serve as an executive, or non-executive Chairman, of Post Properties. Period. Furthermore, if the independent slate of director-nominees is elected, he will step down as a director immediately after the Board is reconstituted. HE WOULD DO THIS BECAUSE HE TRUSTS THE EXPERIENCE, JUDGMENT AND INTEGRITY OF THESE PROPOSED NEW DIRECTORS.

    POST HAS TRIED TO MAKE AN ISSUE OF ED LOWENTHAL'S PROPOSED COMPENSATION AS PRESIDENT AND CEO.

    THE FACT IS that the nominees believe Ed Lowenthal's compensation is appropriate based on his proven experience and ability to lead the company, and aligns his interests with those of shareholders. Furthermore, he has voluntarily agreed to raise the exercise price of each Stock Appreciation Right (SAR) to $26, the price of the GID offer. In exchange for this increase, he would now receive 875,000 SARs. THIS CHANGE WOULD LOWER HIS PROPOSED COMPENSATION UPON A SALE OF THE COMPANY UNLESS THE COMPANY IS SOLD FOR MORE THAN $30.03 PER SHARE -- OBVIOUSLY FURTHER ALIGNING HIS INTERESTS WITH THOSE OF SHAREHOLDERS.

   YOU DESERVE A BOARD THAT WILL TAKE IMMEDIATE ACTION TO SEEK TO MAXIMIZE SHAREHOLDER VALUE. DON'T BE SATISFIED WITH LESS. DON'T ACCEPT THE STATUS QUO.

                         VOTE YOUR GOLD PROXY TODAY.

    If you have already mailed your white proxy and wish to change your vote, you have every legal right to do so. Please sign, date and mail the GOLD proxy card.

                                    Sincerely,

GEORGE R. PUSKAR                  EDWARD LOWENTHAL           JOHN A. WILLIAMS

/S/ George R. Puskar              /S/ Edward Lowenthal       /S/ John A Williams

GEORGE R. PUSKAR                  EDWARD LOWENTHAL           JOHN A. WILLIAMS
CHAIRMAN DESIGNATE                CEO DESIGNATE              CHAIRMAN EMERITUS
FORMER CHAIRMAN AND CEO           FORMER PRESIDENT OF        FORMER CHAIRMAN AND
OF EQUITABLE REAL ESTATE          WELLSFORD REAL ESTATE      CEO OF POST
INVESTMENT MANAGEMENT, INC.       PROPERTIES, INC.           PROPERTIES, INC.



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     If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of John Williams' proxy materials, please call MacKenzie Partners at the phone numbers listed below.

                                [MACKENZIE LOGO]
                       email: PROXY@MACKENZIEPARTNERS.COM
            Call collect: (212) 929-5500 OR TOLL FREE: (800) 322-2885

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